UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Hersha Hospitality Trust (the “Company”) today announced certain changes in its management team to be effective January 1, 2006, including:

•	the retirement of Hasu P. Shah as Chief Executive Officer of the Company, although Mr. Shah will continue as a Trustee and Chairman of the Board of Trustees of the Company;
•	the appointment of Jay H. Shah (formerly President and Chief Operating Officer) as Chief Executive Officer of the Company and his election to the Board of Trustees of the Company; and
•	the appointment of Neil H. Shah (formerly Executive Vice President) as President and Chief Operating Officer of the Company.

Jay H. Shah, age 37, will assume the position of CEO and Trustee effective January 1, 2006. Jay has been President and Chief Operating Officer of the Company since September 3, 2003. Jay is involved in all areas of the business with a particular emphasis on strategic relationships, capital transactions, asset management and acquisitions. Prior to September 2003, Jay Shah was a principal in the law firm of Shah & Byler, LLP, which he founded in 1997, and managing director of the Hersha Group. Jay previously was a consultant with Coopers & Lybrand LLP, served the late Senator John Heinz on Capitol Hill, and was employed by the Philadelphia District Attorney's office and two Philadelphia-based law firms. Jay received a Bachelor of Science degree from the Cornell University School of Hotel Administration, an M.B.A. from the Temple University School of Business Management and a Law degree from Temple University School of Law. Jay will be a Class I member of the Board of Trustees and as such will stand for re-election at the Company’s 2006 annual shareholders meeting. Jay is the son of Hasu P. Shah and the brother of Neil H. Shah.

Neil H. Shah, age 32, will assume the position as President and COO effective January 1, 2006. Neil has been Executive Vice President of the Company since January 2005 and was Director of Acquisitions and Development from May 2002 to January 2005. During that time, Neil has lead Hersha's active hotel acquisitions program and new development projects. Prior to May 2002, Neil was a Principal with the Hersha Group. Prior to joining the Hersha Group, Neil served as a Director and Consultant with The Advisory Board Company and the Corporate Executive Board, strategy consulting firms based in Washington D.C. Neil has also worked with the Phipps Foundation in New York City contributing to urban renewal projects in New York City. Neil earned a Bachelor of Arts in Political Science and a Bachelor of Science in Management both with honors from the University of Pennsylvania and the Wharton School. He earned his MBA from the Harvard Business School. Neil is an active member of the Asia Society, the Wharton Real Estate Center, the Urban Land Institute and the Harvard Club of New York City. Neil is the son of Hasu P. Shah and the brother of Jay H. Shah.

The Company anticipates that Hasu P. Shah will remain active in the affairs of the Company in his capacity as Chairman of the Board.

Certain transactions between the Company and its subsidiaries, on one hand, and Hasu P. Shah, Jay H. Shah and Neil H. Shah, on the other hand, are described in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders under the heading “Certain Relationships and Related Transactions,” which disclosure is incorporated herein by reference. In addition, the terms of Change of Control Agreements between each of Hasu P. Shah, Jay H. Shah and Neil H. Shah are described in that certain Current Report on Form 8-K filed by the Company on January 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: December 14, 2005	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer